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Exhibit 10.26

FINAL

SEPARATION AND TRANSITION AGREEMENT

This Separation and Transition Agreement (this “Agreement”) is by and among H. Anthony Strange (the “Executive”), Aveanna Healthcare LLC (f/k/a BCPE Eagle Buyer LLC) (the “Subsidiary”) and Aveanna Healthcare Holdings Inc., a Delaware corporation and successor to Pediatric Services of America, Inc. (“Holdings,” and together with the Subsidiary, collectively, the “Company”). The Subsidiary, Holdings and the Executive are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Executive is currently employed as the Chief Executive Officer of the Company (the “CEO”) and also serves as a director of the Board of Directors of the Company (the “Board”), pursuant to that certain Amended and Restated Employment Agreement, by and among the Executive, the Subsidiary and Holdings, dated as of March 15, 2017, as amended pursuant to that certain First Amendment to Amended and Restated Employment Agreement, by and among the same parties, dated January 23, 2018 (collectively, the “Employment Agreement”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement;

WHEREAS, the Executive has informed the Company of the Executive’s decision to resign and terminate his employment with the Company; and

WHEREAS, the Parties wish to document the terms and conditions of the Executive’s transition out of, and separation from, the Executive’s employment with the Company.

NOW, THEREFORE, for the promises and covenants set forth herein and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive, the Subsidiary and Holdings enter into this Agreement on the following terms and conditions:

1.
Transition and Separation. The Executive shall continue to be employed as the CEO from the date of this Agreement until 5 p.m. (Eastern time) on December 31, 2022 (the “Separation Date,” and the period commencing on the date of this Agreement and ending on the Separation Date, the “Transition Period”). During the Transition Period, the Executive will transition the Executive’s role and all of the Executive’s duties and responsibilities to the individual(s) designated by the Company and will continue to receive the compensation and benefits provided under the Employment Agreement. The Executive hereby resigns, effective as of the Separation Date, from his position as the CEO and from all of his other positions with the Company and its affiliates (including, without limitation, as a fiduciary of any benefit plan of the Company or any of its affiliates), other than in respect of the Executive’s Consulting Role, as further described below. The Executive shall execute such additional documents as reasonably requested by the Company to evidence the foregoing resignations. For the avoidance of doubt, the Executive will experience a “separation from service” (as defined under Code Section 409A) on the Separation Date.

2.
Severance Benefits; Treatment of Equity Awards.

(a)
Severance Benefits. Provided that (i) the Release Effective Date (as defined below) occurs and (ii) the Executive complies with the terms of this Agreement, the Employment Agreement and the Continuing Obligations (each of (i) and (ii), collectively, the “Severance Conditions”), the Executive will receive the following severance payments and benefits (collectively, the “Severance Benefits”), in

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addition to the Executive’s Accrued Benefits: (A) twelve (12) months of continued Base Salary payments following the Separation Date, payable in equal installments in accordance with the Company’s regular payroll practices; provided, that the first installment payment shall not be paid until the first payroll date following the Release Effective Date, and such first installment payment shall include all amounts that would have been paid to the Executive, during the period beginning on the Separation Date and ending on the date of the first installment payment, absent the delay (for the avoidance of doubt, without interest); (B) a lump sum cash payment in the amount of $750,000, which equals the amount paid to the Executive in respect of the Executive’s 2021 Annual Bonus, payable at the same time as 2023 annual bonuses are paid to other senior executives of the Company (i.e., the spring of 2024); and (C) subject to the Executive’s (I) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and (II) continued copayment of premiums at the same level and cost to the Executive as if the Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued participation in the Company’s medical and dental plans, on the same basis (including cost) as active employees participate in such plans, until the earlier of (x) the Executive’s eligibility for any such coverage under another employer’s medical or dental insurance plans and (y) the second anniversary of the Separation Date, except that in the event that participation in any such plan is barred or would adversely affect the tax status of the plan pursuant to which the coverage is provided, the Company shall pay the premium required to continue such coverage pursuant to COBRA (the “COBRA Premium”), and to the extent such COBRA period expires, the Company shall pay the lesser of (1) the COBRA Premium and (2) the premium required to continue such coverage after COBRA coverage is converted into individual plan(s). For the avoidance of doubt, the Executive’s Accrued Benefits include reimbursement for the Executive’s business expenses incurred in the ordinary course of business through the Separation Date, subject to the applicable Company policy as in effect from time to time, and an Annual Bonus for 2022, but only to the extent earned based on actual performance pursuant to the annual bonus plan terms currently in effect, payable (if earned) at the same time as 2022 annual bonuses are paid to other senior executives of the Company (i.e., spring of 2023).

(b)
Treatment of Equity Awards. The Executive currently holds outstanding options to purchase shares of Company common stock (“Options”), restricted stock units (“RSUs”) and performance stock units (“PSUs” and, collectively with the Options and RSUs, the “Equity Awards”), in the amounts reflected in Exhibit A attached hereto, granted under the Aveanna Healthcare Holdings Inc. 2021 Stock Incentive Plan (as may be amended from time to time) or the Aveanna Healthcare Holdings Inc. 2017 Amended and Restated Stock Incentive Plan (as may be amended from time to time) and the applicable award agreements issued thereunder (collectively, the “Equity Documents”). For the avoidance of doubt, the outstanding Equity Awards will remain eligible to continue to vest in accordance with their terms through the Separation Date. The Parties hereby agree that the Equity Awards set forth in Exhibit A attached hereto reflect all of the equity and equity-based awards that the Executive currently holds in respect of the Company or any of its affiliates. Provided that the Executive satisfies the Severance Conditions, and notwithstanding the terms of the Equity Documents: (i) all Options that are vested as of the Separation Date will remain outstanding and exercisable until their original expiration date; (ii) all Options that are unvested as of the Separation Date will remain outstanding and eligible to vest following the Separation Date in accordance with their terms, and, to the extent such unvested Options become vested, they will remain exercisable until their original Option expiration date; provided, that, for the avoidance of doubt, any such Options that fail to vest in accordance with their terms will be forfeited for no consideration at the end of the relevant performance period; (iii) 50% of the RSUs granted to the Executive in calendar year 2022 (i.e., a total of 134,254 RSUs) will accelerate and vest on the Separation Date, and all other remaining unvested RSUs will be forfeited for no consideration on the Separation Date; and (iv) all of the PSUs granted to the Executive in calendar year 2022 will remain outstanding and eligible to vest, based on actual performance through the entire performance period, in accordance with their terms, and if earned, the PSUs will be settled

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in accordance with their terms on their respective original settlement dates (and not on the Separation Date). Notwithstanding the foregoing, all outstanding Equity Awards (whether vested or unvested) will be immediately forfeited for no consideration if the Executive engages in conduct that violates any restrictive covenant in respect of the Executive’s Continuing Obligations, or that would violate any restrictive covenant in respect of the Executive’s Continuing Obligations if the covenant or obligation had not expired in accordance with its terms.

(c)
No Other Compensation. The Executive acknowledges and agrees that the consideration provided in this Section 2 is in full discharge of any and all liabilities and obligations of the Company and its affiliates to the Executive, monetarily or with respect to the Executive’s employment, compensation, bonus, equity or equity-based compensation, employee benefits, payment for any accrued vacation, severance payments or other payments or benefits of any kind, or otherwise, including, without limitation, any and all obligations arising under the Employment Agreement, any alleged written or oral employment agreement, policy, plan or procedure of the Company and its affiliates and/or any alleged understanding or arrangement between the Executive and the Company.

3.
Consulting Role; Independent Contractor Status.

(a)
Provided that the Release Effective Date occurs, the Executive shall serve as a consultant of Holdings (the “Consulting Role”) during the period commencing on the Separation Date and continuing thereafter until June 30, 2023, unless the Executive’s service is earlier terminated due to his death or Disability or by Holdings for Cause (the applicable period of service, the “Consulting Term”). During the Consulting Term, the Executive will be expected to be available to provide services at a time commitment level that is no more than 20% of the Executive’s time commitment level during the thirty-six (36)-month period immediately preceding the Separation Date.

(b)
During the Consulting Term, the Executive will receive a consulting fee in the total amount of $200,000, payable in equal monthly installments in arrears, prorated for any partial months of service (the “Consulting Fee”).

(c)
Upon the termination of the Consulting Term as initiated by Holdings for Cause (as defined in the Employment Agreement) or as initiated by the Executive for any reason or due to the Executive’s death or Disability (as defined in the Employment Agreement), (i) Holdings shall only be required to pay to the Executive any earned but unpaid Consulting Fee through the termination date; and

(ii) the Executive acknowledges and agrees that the Executive shall not be entitled to any other compensation, severance benefits or other benefits upon termination of the Consulting Term. Upon the termination of the Consulting Term by Holdings without Cause (excluding due to Executive’s death or Disability), Holdings shall continue to pay to the Executive the unpaid portion of the Consulting Fee as if the Consulting Term had ended on June 30, 2023.

(d)
During the Consulting Term, (i) the Executive shall not have an employer- employee relationship, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship, with Holdings or any of its affiliates; (ii) the Executive’s relationship to Holdings shall only be that of an independent contractor, and the Executive shall perform all services pursuant to this Agreement as an independent contractor; (iii) the Executive shall not have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Holdings or any of its affiliates, or to bind them in any manner; (iv) the Executive shall not be entitled to, and shall make no claim to, any rights or fringe benefits afforded to employees of Holdings or any of its affiliates, including, without limitation, health insurance, disability or unemployment insurance, workers’ compensation insurance, pension and retirement benefits, profit-sharing or other rights under any

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other benefit plan or program applicable to employees of Holdings or any of its affiliates; and (v) the Executive is responsible for paying all federal, state and local income or business taxes, including estimated taxes, self-employment taxes and any other taxes, fees, additions to tax, interest or penalties that may be assessed, imposed or incurred as a result of the amounts paid to the Executive pursuant to this Section 3 or otherwise that are in connection with the Executive’s Consulting Role, and the Executive shall indemnify Holdings and its affiliates against all such taxes or contributions, including penalties and interest, resulting from any failure by the Executive to pay.

4.
Release. The Severance Benefits and treatment of the Equity Awards set forth in Section 2 shall only be due and payable or provided, as applicable, if the Executive executes the release agreement appended to the Employment Agreement, as modified and set forth in Exhibit B attached hereto (the “Release”), and the Release becomes effective and irrevocable within the time period prescribed therein. The date on which the Release becomes effective and irrevocable in accordance with its terms shall be the “Release Effective Date.”

5.
Continuing Obligations. The Executive hereby (a) reaffirms the Executive’s post- termination obligations under (and acknowledges that the Executive will continue to be bound by the terms of) the Employment Agreement (including the cooperation obligations and restrictive covenants set forth in Section 7 thereof), any policy of the Company or any of its affiliates (to the extent any such policy survives the Separation Date in accordance with its terms) and any other restrictive covenant (including, without limitation, any confidentiality, intellectual property, non-competition, non-solicitation or non- disparagement covenant) to which the Executive is subject in favor of the Company or any of its subsidiaries or affiliates (collectively, the “Continuing Obligations”), the terms of each of which are fully incorporated herein by reference, and (b) understands, acknowledges and agrees that such Continuing Obligations shall survive the Separation Date and remain in full force and effect in accordance with all of the terms and conditions thereof; provided, that, notwithstanding the existing terms of the Executive’s Continuing Obligations, the “Restricted Period” in respect of the Restrictive Covenants set forth in the Employment Agreement shall end on the twenty-four (24)-month anniversary of the Separation Date (and not on the twelve (12)-month anniversary of the Separation Date). Notwithstanding the terms of the Employment Agreement and the Company’s election to extend the Restricted Period to the twenty-four (24)-month anniversary of the Separation Date, the Executive hereby acknowledges that the Executive will only be eligible to receive the Severance Benefits as set forth in Section 2 of this Agreement and not the enhanced severance benefits contemplated under the terms of Section 6(c)(i) of the Employment Agreement.

6.
Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede the Executive (or any other individual) from

(a) making any disclosure of relevant and necessary information or documents in any action, investigation or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (b) participating, cooperating or testifying in any action, investigation or proceeding with, or providing information to, any governmental agency, legislative body or self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, (c) accepting any U.S. Securities and Exchange Commission awards, or (d) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Company policy prohibits or restricts the Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures, and the Executive will not be required to notify the Company that such reports or disclosures have been made.

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7.
Trade Secrets. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (x) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Parties have the right to disclose in confidence trade secrets to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

8.
Miscellaneous. Section 4(f) (Indemnification); Section 7 (Restrictive Covenants); Section

8 (Directors and Officers Insurance); Section 11 (Withholding of Taxes); Section 12 (Deferred Compensation Omnibus Provision); Section 13 (Successors and Assigns); Section 14 (Survival); Section 15 (Choice of Law); Section 16 (Severability); Section 17 (Notice); Section 18 (Amendment and Waiver); and Section 20 (Construction) of the Employment Agreement are fully incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

9.
Executive Acknowledgements. The Executive acknowledges that the Executive (a) has carefully read this Agreement in its entirety, (b) fully understands the significance of all of the terms and conditions of this Agreement, (c) has been advised to consult with an attorney before executing this Agreement and has done so or, after careful reading and consideration, has chosen not to do so of his own volition and (d) is executing this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration to which the Executive would not be entitled in the absence of executing this Agreement.

10.
Entire Agreement; No Admission of Liability. The Executive understands that this Agreement (including the Release) and the Equity Documents (as modified by the terms of this Agreement) constitute the complete understanding between the Company and the Executive, and, except as specifically provided herein, supersede any and all agreements, understandings and discussions, whether written or oral, between the Executive and any of the Released Parties (as defined in the Release). No other promises or agreements shall be binding unless in writing and signed by Holdings, the Subsidiary and the Executive. This Agreement is not intended, and shall not be construed, as an admission of liability whatsoever on the part of the Company or any of the Released Parties or that the Company any of the Released Parties has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against the Executive.

11.
Third Party Beneficiaries. The Released Parties are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Except and to the extent set forth in the preceding sentence and as otherwise set forth in this Agreement, this Agreement is not intended for the benefit of any person other than the Parties hereto, and no such other person or entity shall be deemed to be a third party-beneficiary hereof.

12.
Reimbursement of Legal Fees. Either Holdings or the Subsidiary will pay directly, or reimburse the Executive, for the Executive’s reasonable attorneys’ fees actually incurred in connection with the negotiation and drafting of this Agreement and any related documents, with such payments and/or reimbursements not to exceed $25,000 in the aggregate.

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13.
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below.

AVEANNA HEALTHCARE HOLDINGS INC.

By: ____________________________/s/ Devin O’Reilly

Name: Devin O'Reilly

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Title:

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Partner

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Dated:

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1/1/2023

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AVEANNA HEALTHCARE LLC

By: ____________________________/s/ Devin O’Reilly

Name: Devin O'Reilly

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Title: Dated:

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Partner

1/1/2023

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EXECUTIVE

/s/ H. Anthony Strange

H. Anthony Strange

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Dated:

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12/31/2022

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EXHIBIT A

The chart below is subject to the terms of the Separation and Transition Agreement that this Exhibit A is appended (the “Agreement”).

Grant Date	Equity Award	Outstanding as of 12/31/2022
12/31/2017	Options (Time-Based)	1,916,648 All vested as of 12/31/2022
12/31/2017	Options (Performance-Based)	1,206,778 All unvested as of 12/31/2022
2/14/2022	RSUs

268,509

Subject to the terms of Section 2(b) of the Agreement, one-half of the RSUs will vest on the Separation Date and all other remaining unvested RSUs will be forfeited for no consideration on the Separation Date

2/14/2022	PSUs	268,508 All unvested as of 12/31/2022

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EXHIBIT B

[RELEASE AGREEMENT]

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RELEASE AGREEMENT

This Release Agreement (this “Release Agreement”) is entered into by and among H. Anthony Strange (“Executive”), Aveanna Healthcare LLC (f/k/a BCPE Eagle Buyer LLC) (the “Subsidiary”) and Aveanna Healthcare Holdings Inc., a Delaware corporation and successor to Pediatric Services of America, Inc (“Holdings,” and, together with the Subsidiary, collectively, the “Company”). INTENDING TO BE LEGALLY BOUND, Executive, the Subsidiary and Holdings agree as follows.

1.
Consideration. This Release Agreement is entered into in consideration of the payments and benefits and beneficial equity award treatment (collectively, the “Severance Benefits”) provided by the Company (directly or through a subsidiary or affiliate) to Executive pursuant to that certain Separation and Transition Agreement, dated December 31, 2022, by and among the Subsidiary, Holdings and Executive (the “Separation Agreement”), and the promises and covenants contained in this Release Agreement and the Separation Agreement.

2.
Release by Executive. Except as provided in Section 3, Executive, for himself and on behalf of his representatives (including his heirs, executors, administrators and assigns), hereby RELEASES and FULLY DISCHARGES the Subsidiary, Holdings and each of their respective present and former parent companies, subsidiaries and affiliates, and each of their respective past, present and future officers, directors, shareholders, owners, employees, agents, representatives, attorneys and insurers, and all of their respective predecessors, successors, heirs and assigns, solely in their capacities as such (the “Released Parties”), from all claims, rights and causes of action of all nature, known or unknown, which he has or may hereafter have, in any way arising out of, connected with or related to his employment with any of the Released Parties, and the resignation or termination thereof, any agreement(s) with and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to Executive or in which Executive may participate (or previously participated) and/or any rights under bonus or incentive plans or programs of the Released Parties. This Release Agreement shall include, but not be limited to, any cause of action based upon knowledge obtained by Executive during employment with the Company and any of the Released Parties and any claims and causes of action for pain and suffering, wrongful or constructive discharge, breach of contract, discrimination or retaliation under any applicable laws or regulations, including, but not limited to, Title VII of the Civil -Rights Act of 1964, the Family and Medical Leave Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Older Workers Benefits Protection Act (“OWBPA”) and the Age Discrimination in Employment Act (the “ADEA”). This Release Agreement shall also include all claims, rights and causes of action for costs, attorney’s fees or commissions which Executive may assert, or which may be asserted by third parties on Executive’s behalf, against the Company and any of the Released Parties. Executive agrees that he has not, and shall not, initiate any claim or cause of action, administrative or legal, related in any way to his employment with any of the Released Parties, the termination or resignation thereof, any injuries suffered or received during employment with any of the Released Parties, or that is otherwise included in or covered by this Release Agreement, with the exceptions set forth in Section 3. Executive understands that Executive may later discover claims or facts that may be different from, or in addition to, those which Executive now knows or believes to exist with regards to the subject matter of this Release Agreement, and which, if known at the time of executing this Release Agreement, may have materially affected this Agreement or Executive’s decision to enter into it. Executive hereby waives any right or claim that might arise

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as a result of such different or additional claims or facts. Notwithstanding the foregoing, nothing in this Release Agreement shall preclude Executive from challenging the validity of the release above under the requirements of the ADEA or from filing a charge with, providing truthful information to, or participating in any investigation conducted by the United States Equal Employment Opportunity Commission (“EEOC”) or any other similar state, federal, or local agency, provided that Executive acknowledges that he expressly waives his rights to monetary or other relief should any administrative agency, including but not limited to the EEOC or similar state or local agency, pursue any claim on his behalf, excepting any benefit or remedy to which the Executive is or becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and that, unless the release is held to be invalid, all of his claims under the ADEA shall be extinguished. Executive hereby agrees not to bring or cause to be brought any claims waived hereunder, and Executive represents and agrees that Executive has not, directly or indirectly, instituted, prosecuted, filed or processed any litigation, claims or proceedings against the Company or any of the Released Parties, nor has Executive encouraged or assisted anyone to institute, prosecute, file or process any litigation, claims or proceedings against the Company or any of the Released Parties. Executive represents that Executive has not made assignment or transfer of any right or claim covered by this Release Agreement and is not aware of any such right or claim.

3.
Preserved Rights. The sole matters to which the release and covenants in Section 2 of this Release Agreement do not apply are: (i) Executive’s rights under Sections 2 and 3 of the Separation Agreement and the Equity Documents (as defined in the Separation Agreement) (collectively, the “Subject Agreements”); (ii) Executive’s rights of indemnification with regard to his service as an officer or director of any of the Released Parties, including as set forth in Section 4(h) of the Employment Agreement and as set forth in the any indemnification agreement, certificate of incorporation, bylaws, operating agreement, or other governing company documents;

(iii) Executive’s rights under any D&O policy maintained by or for the benefit of the Released Parties or their respective employees, officers or directors at any time during or after the course of Executive’s employment with, any of the Released Parties; (iv) any rights that Executive may have to assert an affirmative defense to a claim by the Released Parties; or (v) any rights or obligations under applicable law that cannot be waived or released pursuant to an agreement (such rights under subclauses (i)-(v), “Preserved Rights”). Any claims, rights, and causes of actions not specifically set forth in this Section 3 as Preserved Rights are forever released and waived pursuant to Section 2.

4.
Mutual Non-Disparagement. Executive, the Subsidiary and Holdings each agree that, at any time during or following Executive’s employment with the Company, none of them will make any statements or take unnecessary action that is intended, or would reasonably be expected, to harm any of the others’ reputations or that would reasonably be expected to lead to unwanted or unfavorable publicity to the others or to the Subsidiary’s or Holdings’ respective successors, or current or former agents, officers, service providers or employees, in a derogatory manner, except as required by law or in connection with proceedings relating to the terms of the Subject Agreements, in which case nothing in this Section 4 shall preclude Executive, the Subsidiary or Holdings from making non-defamatory statements regarding another party hereto, and further provided that the giving of truthful testimony under oath while subject to a lawful subpoena or court order shall not constitute a violation of this provision. Nothing in this Release Agreement shall prevent Executive from discussing or disclosing information about unlawful acts

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in the workplace, such as harassment or discrimination or any other conduct Executive has reason to believe is unlawful.

5.
Right to Consider and Revoke Agreement. The Company has advised Executive that he has 21 days in which to consider whether to sign this Release Agreement following its presentation to him by the Company. The Company has further advised Executive that if he chooses to sign this Release Agreement, he then has 7 days following the date on which he signed the Release Agreement to revoke his acceptance. This Release Agreement will not be effective or binding until this 7-day period has elapsed without Executive choosing to revoke his acceptance.

6.
Effective Date and Revocation. This Release Agreement shall become effective no sooner than on the 8th day following the date on which Executive executes this Release Agreement (the “Effective Date”). It is understood that Executive may revoke his approval of this Release Agreement within the 7-day period following the date on which he signs the Release Agreement. Any revocation during this period must be in writing and must be emailed to Shannon Drake at Shannon.Drake@aveanna.com. Any revocation must be delivered to and received by Shannon Drake within the 7-day period. In the event of Executive’s revocation, this Release Agreement, and the obligations recited herein, shall be null and void in accordance with its terms, and the Company shall not be obligated to provide the Severance Benefits, which will be forfeited in their entirety and null and void.

7.
Executive Acknowledgment. Executive acknowledges that:

(a)
Executive has read and understands this Release Agreement and understands fully its final and binding effect;

(b)
That all Released Parties are third-party beneficiaries of this Release Agreement and have the right to enforce this Release Agreement;

(c)
None of the Released Parties has made any statements, promises or representations not set forth in this Release Agreement, and Executive has not relied on any such statements, promises or representations;

(d)
Executive has knowingly voluntarily signed this Release Agreement with the knowledge and understanding and full intention of releasing the Released Parties as set forth above;

(e)
Executive understands all of the terms and conditions of this Release Agreement and knows that Executive is giving up important rights, including, without limitation, rights under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, and the Employment Retirement Income Security Act of 1974, as amended; and

(f)
Executive acknowledges that the Company has advised him to consult with an attorney at his own expense prior to signing this Release Agreement. Executive further acknowledges that he in fact has sought and obtained adequate legal counsel with regard to the terms and effect of this Release Agreement. Executive represents and warrants that he has signed this Agreement of his own free will and without coercion or duress.

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8.
Succession and Survival. This Release Agreement is binding upon and shall inure to the benefits of the parties to this Release Agreement and their respective assigns, successors, heirs and personal representatives.

9.
Severability. Whenever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Agreement is to be reformed, construed and enforced in the jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

10.
Choice of Law. This Release Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

11.
Complete Agreement. This Release Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way. However, all terms and conditions of the Subject Agreements shall remain in full force and effect, in accordance with their terms. In the event a conflict arises between the terms of the Subject Agreements and the terms hereof, the terms hereof shall control.

12.
Amendment and Waiver. The provisions of this Release Agreement may be amended or waived only in a writing signed by an authorized representative of the Subsidiary and Holdings and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Release Agreement is to affect the validity, binding effect or enforceability of this Release Agreement.

[Signature Page Follows]

DocuSign Envelope ID: F8934D84-8F51-4DAD-B404-4CC929F03FA6

AVEANNA HEALTHCARE HOLDINGS INC.

By: _______________________/s/ Devin O’Reilly

Name: ________________________ Devin O'Reilly

Title: Partner Date: 1/1/2023

AVEANNA HEALTHCARE LLC

By: _______________________/s/ Devin O’Reilly

Name: Devin O'Reilly

DocuSign Envelope ID: F8934D84-8F51-4DAD-B404-4CC929F03FA6

Title:

DocuSign Envelope ID: F8934D84-8F51-4DAD-B404-4CC929F03FA6

Partner

DocuSign Envelope ID: F8934D84-8F51-4DAD-B404-4CC929F03FA6

Date: 1/1/2023

H. ANTHONY STRANGE, as Executive

Name:________________/s/ H. Anthony Strange

Date: 12/31/2022

Signature Page to the Release Agreement